Important Notice for Shareholders of
Daily Cash Accumulation Fund, Inc.
              Our records indicate that you have not yet voted by returning the proxy ballot mailed to you recently. Your vote is important because the decision will affect your investment. Your Board of Directors recommends a vote in favor of the Proposal.

                 Please  note that the  shareholder  meeting  is  scheduled  for
              November 18, 1997. We urge you to take a moment to cast your vote now. To do this, please mark, sign and date the enclosed proxy ballot and return it in the accompanying postage-paid envelope.

                 Mailing ballots again can be expensive for your Fund, so please help us avoid any additional costs by returning your proxy ballot today. If you have any questions, or require a copy of the Proxy Statement/Prospectus which describes the Proposal, please call 1-800-525-9310.

Daily Cash Accumulation Fund, Inc.

Proxy for Special Shareholders Meeting To Be Held November 18, 1997

Your shareholder vote is important!

Your prompt response can save your Fund the expense of another mailing.

Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

                 Please detach at perforation before mailing.
-------------------------------------------------------------------
Daily Cash Accumulation Fund, Inc.

Proxy For Special Shareholders Meeting to be held November 18, 1997

The undersigned shareholder of Daily Cash Accumulation Fund, Inc.(the "Fund"), does hereby appoint Robert J. Bishop, George C. Bowen, Andrew J. Donohue and Scott T. Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of the Shareholders of the Fund to be held on November 18, 1997, at 6803 South Tucson Way, Englewood, Colorado 80112 at 10:00 A.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting on the Proposal specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

Proxy solicited on behalf of the Board of Directors who recommends a vote FOR the Proposal on the reverse side. The shares represented hereby will be voted as indicated on the reverse side or FOR if no choice is indicated.


                                                            (Over)
                                                             140

Daily Cash Accumulation Fund, Inc.

Proxy for Special Shareholders Meeting To Be Held November 18, 1997

Your shareholder vote is important!

Your prompt response can save your Fund money. Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

                 Please detach at perforation before mailing.
-----------------------------------------------------------------
1. The Proposal: To approve an Agreement and Plan of Reorganization between the Fund and Centennial Money Market Trust ("Money Market Trust"), and the transactions contemplated thereby, including (a) the transfer of substantially all the assets of the Fund in exchange for shares of Money Market Trust, (b) the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund, (c) the de-registration of the Fund as an investment company under the Investment Company Act of 1940, as amended, and (d) the dissolution of the Fund and, in connection there with, the cancellation of the outstanding shares of the Fund.

1.    o FOR                   o AGAINST                      o ABSTAIN

NOTE: Please sign exactly as your name(s) appear on this Proxy. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give his or her title.

                              Dated: ___________________________, 1997
                                      (Month)         (Day)
                              ---------------------------------------
                              Signature(s)

                              ---------------------------------------
                              Signature(s)

                              Please read both sides of this ballot

                                                                      (Over)
                                                                        140